                                                                 EXHIBIT 3(XIII)

IMPORTANT:  PLEASE READ CAREFULLY BEFORE SIGNING; SIGNIFICANT
            -------------------------------------------------
            REPRESENTATIONS ARE CALLED FOR HEREIN.
            -------------------------------------

                         ENVIRO-CLEAN OF AMERICA, INC.



                            SUBSCRIPTION AGREEMENT
                            ----------------------

CONFIDENTIAL
------------

Enviro-Clean of America, Inc.
1023 Morales
San Antonio, Texas  78207
Phone (210) 227-9161


1.   SUBSCRIPTION.  Capitalized and defined terms used in this Subscription
     ------------
Agreement shall have the meanings given such terms in the Confidential Private Placement Memorandum (the "Memorandum") dated October 26,1999 of Enviro-Clean of America, Inc. (the "Company"). Those persons who execute a Subscription Agreement and whose subscriptions are accepted will be contributing cash to the Company and will be issued the number of Units, each Unit containing 100 Shares of Series B Cumulative Convertible Preferred Stock (the "Series B Stock") and 1,000 Common Stock Purchase Warrants (the "Warrants") (collectively, the "Units") as set forth on the signature page hereof. The undersigned hereby agrees to subscribe for the Units in the amount set forth on the Signature Page hereof.

     I acknowledge that I have received and reviewed to my satisfaction the Memorandum and all exhibits and supplements thereto.

     I acknowledge that I am not acting on the basis of any promotional sales materials, or other information other than the Memorandum or other documents or information furnished by the Company upon request by me or my advisors. I further acknowledge that all matters relating to the Memorandum have been explained to me to my satisfaction and that I understand the speculative nature and risks involved in the proposed investment.

     I agree to be bound by all of the terms and provisions of the offering of the Units as described in the Memorandum, and the exhibits thereto, and acknowledge that the Company will be relying on the information and representations with respect to me set forth herein in determining whether an investment in the Units is suitable for me and whether I otherwise qualify to acquire the Units. I represent and warrant that such information is true and correct as of the date of this Subscription Agreement.

     THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE PROFITABLE.

     2.   AMOUNT.  The amount of the undersigned's subscription is set forth
          ------
below, and the undersigned has enclosed all Subscription Documents and, if applicable, a check in the amount of $10,000 for each Unit subscribed for.

     3.   PROCEDURE FOR ACCEPTANCE.  The undersigned understands that if this
          ------------------------
application is accepted, the Company will return to the undersigned a copy of the signature page of this Subscription Agreement with the acceptance form filled out below.

     4.   TERMS AND CONDITIONS.  The undersigned hereby agrees to be bound by
          --------------------
all of the terms and conditions contained in the Memorandum.

     5.   REPRESENTATIONS AND WARRANTIES.  The undersigned hereby warrants and
          ------------------------------
represents to the Company that the following statements are true (if a statement is not true, please strike any untrue portion and initial):

          (a) The undersigned is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act") insofar as the undersigned:

              (1) is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000;

              (2) is a natural person who had an individual income (not including his or her spouse's income) in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects reaching the same income level in the current year;

              (3) is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units;

              (4) is a bank as defined in section 3(a)(2) of the Securities Act or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

              (5)  is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

              (6) is a non-profit organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

              (7)  is a director or executive officer of the Company; or

              (8) is an entity in which all of the equity owners are accredited investors under subparagraphs (1) through (7) above.

          (b) If applicable: The undersigned acknowledges that (i) the person identified in the Purchaser Representative Letter, is his "Purchaser Representative," as defined in Rule 501 of Regulation D promulgated under the Securities Act, as amended, (ii) he has relied upon the advice of such Purchaser Representative as to the merits of an investment in the Company and the suitability of that investment for the undersigned, and (iii) such Purchaser Representative has heretofore confirmed to the undersigned in writing (a true and correct copy of which is furnished to you herewith) during the course of this transaction any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and his or its affiliates and the Company and its affiliates, or any compensation received or to be received as a result thereof.

          (c) The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company or (if applicable) the undersigned and his Purchaser Representative together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.

          (d) The undersigned has received and read and is familiar with the Memorandum, including the documents and exhibits annexed thereto and any amendments thereof, and understands that the form of any such document or exhibit may be modified prior to its execution, and he confirms that, if requested, all documents, records and books pertaining to his proposed investment have been made available to him and (if applicable) his Purchaser Representative.

          (e) The undersigned and, if applicable, his Purchaser Representative have had, if requested, an opportunity to ask questions of and receive satisfactory answers from the officers of the Company concerning the Company and its business and the terms and conditions of an investment in the Company, and all such questions have been answered to the full satisfaction of the undersigned.

          (f) The securities for which the undersigned hereby subscribes will be acquired for his own account for investment and not with a view to, or for resale in connection with, any distribution of the securities within the meaning of the Securities Act and he does not now have any reason to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell or transfer his securities.

          (g) The undersigned represents that it has been called to his attention by those individuals with whom he has dealt in connection with his investment in the Company, that the Company was only recently organized and that his investment in the Company involves a high degree of risk which may result in the loss of the entire amount of his investment.

          (h) The undersigned is presently a bona fide resident of the state set forth on the signature page hereof as his "Address" and the address and Social Security number or federal tax identification number set forth herein are his true and correct residence and Social Security number or federal tax identification number. The undersigned has no present intention of becoming a resident of any other state or jurisdiction. If the undersigned is a corporation, partnership, trust or other form of business, it represents and warrants that its principal place of business is within such state.

          (i) The undersigned represents that he has made other investments and, by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to his investment in the Company, has acquired the capacity to protect his own interest in investments of this nature. In reaching the conclusion that he desires to acquire the Units, the undersigned has carefully evaluated his financial resources and investment position, and the risks associated with this investment and acknowledges that he is able to bear the economic risks of this investment. The undersigned represents and warrants that the investment being made does not exceed twenty percent (20%) of the undersigned's net worth.

          (j) The undersigned understands that no Commissioner of Securities of any state has made any finding or determination relating to the fairness for investment in the Units, that no Commissioner of Securities of any state has endorsed the Units, and that the undersigned recognizes that he must bear the economic risk of an investment in the Units for an indefinite period of time because neither the Units, nor the components of the Units, nor the securities into which the Series B Stock and the Warrants are exercisable, have been registered under any securities laws and therefore cannot be sold without registration under applicable securities laws or an exemption from such registration is available.

          (k) The undersigned, if a corporation, partnership, association, joint stock company, trust or incorporated organization, represents and warrants that such entity was not organized for the specific purpose of acquiring the Units subscribed to herein and has other investment or business activities or will make other investments or engage in other business activities, unless the undersigned has indicated the contrary to the Company and specified the number of beneficial owners thereof, and the Company has consented in writing thereto, and the undersigned, if an individual, represents and warrants that he is not acquiring the Units as nominee, trustee, agent or representative for any other person, unless the undersigned has indicated the contrary to the Company and specified the number of beneficial owners thereof, and the Company has consented in writing thereto.

          (l) The information provided to the Company herein is true and correct in all respects as of the date hereof. The undersigned agrees to notify the Company immediately if any of the statements made herein shall become untrue.

     6.   RETURN OF FUNDS UPON REJECTION.  The Company shall have the right to
          ------------------------------
accept or reject this subscription, in whole or in part, and this subscription shall be deemed to be accepted by the Company only when a copy of the signature page of this Subscription Agreement is executed by a duly authorized officer of the Company. Subscriptions need not be accepted in the order received by the Company. Should this subscription be rejected, in whole or in part, or should the offering of the Units not be consummated for any reason, the Company shall promptly return, without interest, that portion of the investment which is not accepted, together with all subscription documents.

     7.   INDEMNIFICATION.  The undersigned acknowledges that he understands the
          ---------------
meaning and legal consequences of the representations and warranties in Paragraph 5 hereof and that the Company has relied upon such representations and warranties, and the undersigned hereby agrees to indemnify and hold harmless the Company, and all officers, directors, employees agents and representatives thereof, from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of a breach of any such representations or warranties. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

     8.   RESTRICTIONS ON TRANSFER.  The undersigned acknowledges that he is
          ------------------------
aware that there are substantial restrictions on the transferability of the Units, the Series B Stock, the Warrants, and the underlying Common Stock available by conversion of the Series B Stock (the "Conversion Shares") or exercise of the Warrants (the "Underlying Shares"). Since the Units will not be, and since the undersigned has no right to require that said securities be, registered under the Securities Act, the Units, the Series B Stock, the Warrants, the Conversion Shares, and the Underlying Shares may not become so registered. The undersigned agrees that the Units, the Series B Stock, the Warrants, the Conversion Shares, and the Underlying Shares may not be sold in the absence of registration unless such sale is exempt from registration under such Act and any applicable state securities laws. The undersigned also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by any Commissioner of Securities of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer or issuing legal opinions in connection therewith.

     I wish to subscribe for the securities shown on the following page. The securities subscribed for hereby were offered and purchased in the state indicated on the following page.

     (THE FOLLOWING SIGNATURE PAGE SHOULD BE EXECUTED. MAIL OR DELIVER THE ENTIRE EXECUTED SUBSCRIPTION AGREEMENT TO ENVIRO-CLEAN OF AMERICA, INC., C/O RANDALL K. DAVIS, AT 1023 MORALES, SAN ANTONIO, TEXAS 78207.)

                 SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT FOR
                  ENVIRO-CLEAN OF AMERICA, INC. CONFIDENTIAL
                PRIVATE PLACEMENT MEMORANDUM (THE "MEMORANDUM")


     The undersigned has subscribed and paid for  __________ Units.

     The undersigned represents that he has read the above Subscription Agreement and the Memorandum.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the ____ day of ___________, 199__.




                                  -----------------------------------
                                  Signature


                                  -----------------------------------
                                  SSN or Tax ID Number


                                  -----------------------------------
                                  Name(s) typed or printed


                                  -----------------------------------
                                  Address


                                  -----------------------------------
                                  City, State and Zip Code


         ------------------------------------------------------------


SUBSCRIPTION ACCEPTED
ENVIRO-CLEAN OF AMERICA, INC.

By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------
Date:
     -----------------------